                                                                    EXHIBIT 10.2

                                                                  Execution Copy

                                 AMENDMENT NO. 1
                                       to
                         RECEIVABLES PURCHASE AGREEMENT
                         Dated as of September 11, 2003

                  THIS AMENDMENT NO. 1 ("Amendment") is entered into as of September 11, 2003 by and among LPAC Corp. II (the "Seller"), Lennox Industries Inc. (the "Servicer"), Jupiter Securitization Corporation ("Jupiter"), the Financial Institutions party hereto and Bank One, NA, as Agent (the "Agent").

                              PRELIMINARY STATEMENT

                  A. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent are parties to that certain Receivables Purchase Agreement dated as of June 27, 2003 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

                  B. The Seller, the Servicer, Jupiter, the Financial Institutions and the Agent have agreed to amend the Purchase Agreement on the terms and subject to the conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                  SECTION 1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Purchase Agreement is hereby amended as follows:

                  (a) Section 7.1(b)(ii)(A)(1) of the Purchase Agreement is amended to delete the amount "$10,000,000" appearing therein and replace such amount with "$5,000,000".

                  (b) Section 9.1 of the Purchase Agreement is amended to delete paragraph (c) thereof in its entirety and replace it with the following:

                           "(c) Failure of Seller to pay any Indebtedness when due (after the passage of any applicable notice and grace period) or the failure of Servicer, any Originator or Lennox International to pay Indebtedness when due (after the passage of any applicable notice and grace period) in excess of $10,000,000; or the default (after the passage of any applicable notice and grace period) by any Seller Party, any Originator or Lennox International in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity, provided that, in the case of the Credit Agreement, such default has not been waived by the Required Lenders; or any such Indebtedness of any Seller Party, any Originator or Lennox International shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the date of maturity thereof."

                  (c) Section 9.1 of the Purchase Agreement is amended to delete paragraph (h) thereof in its entirety and replace it with the following:

                  "(h) (i) One or more final judgments for the payment of money shall be entered against Seller or (ii) one or more final judgments for the payment of money in an amount in excess of $5,000,000, individually or in the aggregate, shall be entered against the Servicer, Lennox International or any Originator on claims not covered by insurance or as to which the insurance carrier has denied its responsibility, and such judgment shall continue unsatisfied and in effect for sixty (60) consecutive days without a stay of execution."

                  (d) Section 9.1 of the Purchase Agreement is amended to delete paragraph (l) in its entirety and replace it with the following:

                           "(l) Lennox International shall fail to comply with the financial covenants set forth on Exhibit XIV hereto; provided that the Agent and the Purchasers hereby agree to amend or waive the financial covenants set forth on Exhibit XIV to conform to any amendment or waiver of Section 5.15 of the Credit Agreement if Bank One as lender under the Credit Agreement has agreed to such amendment or waiver."

                  (e) Exhibit I to the Purchase Agreement is amended to delete the definitions of "Credit Agreement", "Debt to Adjusted EBITDA Ratio", "Level One Enhancement Period" and "Level Two Enhancement Period" in their entirety and replace them with the following:

                  "Credit Agreement" means that certain Amended and Restated Revolving Credit Facility Agreement dated as of September 11, 2003 among Lennox International Inc., each of the lenders parties thereto, JPMorgan Chase Bank, as administrative agent, and Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi, Ltd. and Wells Fargo Bank Texas, N.A., as co-documentation agents, as such agreement is in effect on September 11, 2003, without giving effect to any amendment, modification or waiver.

                  "Debt to Adjusted EBITDA Ratio" means, as of the end of any fiscal quarter, the ratio expressed as a percentage, equal to the ratio of Consolidated Indebtedness to Adjusted EBITDA calculated as of the end of such fiscal quarter in accordance with paragraph (b) of Exhibit
         XIV. Capitalized terms used in this definition shall have the meanings ascribed to them in Exhibit XIV.

                  "Level One Enhancement Period" means any period during which the Debt to Adjusted EBITDA Ratio is less than or equal to 3.0 to 1.0.

                  "Level Two Enhancement Period" means any period during which the Debt to Adjusted EBITDA Ratio is greater than 3.0 to 1.0.

                  (f) Exhibit I to the Purchase Agreement is amended to add the following defined term thereto in the proper alphabetical order:

                  "Required Lenders" means, at any time, Lenders having Commitments under the Credit Agreement representing at least 66 2/3% of the Total Commitment or, for purposes of acceleration pursuant to
         Article 6 of the Credit Agreement, Lenders holding Loans or participation interests in Loans representing at least 66 2/3% of the aggregate principal amount of the Loans outstanding. Capitalized terms used in this definition shall have the meanings ascribed to them in the Credit Agreement.

                  (g) Exhibit XI to the Purchase Agreement is amended to delete the account number "51 - 14810" appearing therein and replace it with "59-48118".

                  (h)      The Purchase Agreement is amended to add a new
Exhibit XIV thereto attached hereto as Exhibit A.

                  SECTION 2. Conditions Precedent. This Amendment shall become effective and be deemed effective, as of the date first above written, upon receipt by the Agent of four (4) copies of this Amendment duly executed by each of the parties hereto.

                  SECTION 3. Covenants, Representations and Warranties of the Seller and the Servicer.

                  (a) Upon the effectiveness of this Amendment, each of the Seller and the Servicer hereby reaffirms all covenants, representations and warranties made by it in the Purchase Agreement, as amended, and agrees that all such covenants, representations and warranties shall be deemed to have been re-made as of the effective date of this Amendment.

                  (b) Each of the Seller and the Servicer hereby represents and warrants as to itself (i) that this Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general principles of equity which may limit the availability of equitable remedies and (ii) upon the effectiveness of this Amendment, that no event shall have occurred and be continuing which constitutes an Amortization Event or a Potential Amortization Event.

                  SECTION 4. Fees, Costs, Expenses and Taxes. Without limiting the rights of the Agent and the Purchasers set forth in the Purchase Agreement and the Fee Letter, the Seller agrees to pay on demand all reasonable fees and out-of-pocket expenses of counsel for the Agent and the Purchasers incurred in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection herewith and with respect to advising the Agent and the Purchasers as to their rights and responsibilities hereunder and thereunder.

                  SECTION 5.        Reference to and Effect on the Purchase
Agreement.

                  (a) Upon the effectiveness of this Amendment, each reference in the Purchase Agreement to "this Agreement," "hereunder," "hereof," "herein," "hereby" or words of like import shall mean and be a reference to the Purchase Agreement as amended hereby, and each reference to the Purchase Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby.

                  (b) Except as specifically amended hereby, the Purchase Agreement and other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Purchaser or the Agent under the Purchase Agreement or any of the other Transaction Documents, nor constitute a waiver of any provision contained therein.

                  SECTION 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS (INCLUDING, BUT NOT LIMITED TO, 735 ILCS SECTION 105/5-1 ET. SEQ., BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS).

                  SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

                  SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the date first set forth above by their respective officers thereto duly authorized, to be effective as hereinabove provided.

                                             LPAC CORP. II, as Seller

                                             By:_______________________
                                                Name:
                                                Title:

                                             LENNOX INDUSTRIES INC., as Servicer

                                             By:_______________________
                                             Name:
                                             Title:

       Signature Page to Amendment No. 1 to Receivables Purchase Agreement

                                     JUPITER SECURITIZATION CORPORATION

                                     By:________________________________
                                     Name: Maureen Marcon
                                     Title: Authorized Signatory

                                     BANK ONE, NA (MAIN OFFICE CHICAGO),
                                        as a Financial Institution and as Agent

                                     By:________________________________
                                        Name: Maureen Marcon
                                        Title: Director, Capital Markets

       Signature Page to Amendment No. 1 to Receivables Purchase Agreement

                                    EXHIBIT A
                                  TO AMENDMENT

                     New Exhibit XIV to Purchase Agreement.

                                    Attached.